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                                                                      EXHIBIT 24

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

    We consent to the incorporation by reference of our reports, dated January 25, 1994, on our audits of the consolidated financial statements and financial statement schedules of Quaker State Corporation and Subsidiaries as of December 31, 1993 and 1992, and for the three years in the period ended December 31, 1993, which reports are incorporated by reference or included in this annual report on Form 10-K, and in the following documents:

1. Registration Statement No. 33-20416 on Form S-8 for the Quaker State Corporation Thrift and Stock Purchase Plan, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement;

2. Registration Statements No. 2-56158, No. 2-85634 and No. 33-7163 on Form S-8 for the 1976 Stock Option Plan and the 1986 Stock Option Plan of Quaker State Corporation, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statements; and

3. Registration Statement No. 33-65862 on Form S-8 for the Baum Employment Agreement, filed under the Securities Act of 1933.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectuses used in connection with Registration Statement Nos. 33-20416, 2-56158, 2-85634, 33-7163 and 33-65862 solely as it relates to the current financial statements being incorporated by reference.

                                      /s/ Coopers & Lybrand

                                      COOPERS & LYBRAND

Pittsburgh, Pennsylvania
March 22, 1994